For Immediate Release
                                               Phoenix, Arizona - July 16, 2003
                                               Contacts:
                                               Kevin P. Knight, Chairman & CEO
                                               Tim Kohl, CFO
                                               (602) 269-2000



                         Knight Transportation Announces
                        Second Quarter Financial Results

Knight Transportation, Inc. (NASDAQ NM: KNGT) announced today its financial results for the quarter and six months ended June 30, 2003.

For the quarter ended June 30, 2003, revenue, before fuel surcharge, increased 19.7% to $81,790,000 from $68,307,000 for the same quarter of 2002.For the six months ended June 30, 2003, revenue, before fuel surcharge, increased 19.3% to $155,341,000 from $130,197,000 for the same quarter of 2002.

For the quarter ended June 30, 2003, net income increased 33.5% to $8,950,000 from $6,704,000 for the same period of 2002. For the six months ended June 30, 2003, net income increased 30.7% to $16,027,000 from $12,258,000 for the same period of 2002.

For the quarter ended June 30, 2003, net income per diluted share increased to $0.23 from $0.18 for the same quarter in 2002. For the six months ended June 30, 2003, net income per diluted share increased to $0.42 from $0.32 for the same period of 2002.

Chairman and Chief Executive Officer Kevin P. Knight stated, "Again we are pleased with the operations of our company. We posted an 81.7 operating ratio, which is our best second quarter operating ratio since 1998. During the quarter we benefited from an improvement in revenue per mile as compared to the same period last year. In addition we continued to emphasize disciplined cost management.

"As announced last week, we opened our 11th operating center this week in Denver, Colorado. We believe all the fundamentals are in place for a profitable opening of that facility. Looking forward, we have identified the location of our next anticipated operating center and intend to begin preparations to open in that location during the first quarter of 2004. From a fleet prospective, we expect to add approximately 150 to 175 tractors to our fleet during the second half of 2003.

"We finished the quarter with $37.2 million in cash, $13.0 million in debt, and $9.7 million remaining on off balance sheet equipment operating leases.

"Net capital expenditures were $20.5 million for the quarter, with an additional $20.0 million estimated for the remainder of 2003."

The Company will hold a conference call on July 17th, at 1:00 PST, or 4:00 EST, to further discuss these results of operations for the quarter ended June 30, 2003. The dial in number for this conference call is (800) 838-4403.

                                                  Three Months Ended June 30,              Six Months Ended June 30,
                                                             (Unaudited, in thousands, except per share amounts)

                                                     2003            2002                    2003            2002
                                                     ----            ----                    ----            ----
REVENUE:
  Revenue, before fuel surcharge                  $    81,790    $     68,307            $    155,341    $     130,197
  Fuel surcharge                                        3,319           1,509                   6,977            1,970
                                                  ------------   -------------           -------------   --------------
TOTAL REVENUE                                     $    85,109    $     69,816            $    162,318    $     132,167
                                                  ------------   -------------           -------------   --------------

OPERATING EXPENSES:
    Salaries, Wages & Benefits                         26,398          22,938                  50,189           44,200
    Fuel expense - gross                               13,638          10,729                  27,866           19,709
    Operations & Maintenance                            5,033           4,083                   9,721            7,485
    Insurance & Claims                                  4,274           3,017                   8,101            5,674
    Operating Taxes & Licenses                          2,289           1,914                   4,415            3,784
    Communications                                        747             557                   1,467            1,173
    Depreciation & Amortization                         7,266           5,523                  14,052           10,878
    Lease Expense - Revenue Equipment                   1,948           2,304                   3,923            4,600
    Purchased Transportation                            6,542           5,648                  12,054           10,528
    Miscellaneous Operating Expenses                    2,016           1,788                   3,719            3,410
                                                  ------------   -------------           -------------   --------------

                                                       70,151          58,501                 135,507          111,441
                                                  ------------   -------------           -------------   --------------

    Income From Operations                             14,958          11,315                  26,811           20,726
                                                  ------------   -------------           -------------   --------------

OTHER INCOME (EXPENSE):
    Interest Income                                       173             236                     309              455
    Interest Expense                                     (181)           (247)                   (383)            (513)
                                                  ------------   -------------           -------------   --------------
                                                           (8)            (11)                    (74)             (58)
                                                  ------------   -------------           -------------   --------------

    Income Before Income Taxes                         14,950          11,304                  26,737           20,668

INCOME TAXES                                            6,000           4,600                  10,710            8,410
                                                  ------------   -------------           -------------   --------------

NET INCOME                                        $     8,950    $      6,704            $     16,027    $      12,258
                                                  ============   =============           =============   ==============
Net Income Per Share
                                     - Basic      $      0.24    $       0.18            $       0.43    $        0.33
                                     - Diluted    $      0.23    $       0.18            $       0.42    $        0.32
                                                  ============   =============           =============   ==============
Weighted Average Shares Outstanding
                                     - Basic           37,334          36,975                  37,263           36,948
                                     - Diluted         38,228          38,060                  38,165           38,082
                                              ================   =============           =============   ==============

                                                      Three Months Ended June 30,                 Six Months Ended June 30,

                                                          2003            2002                      2003            2002
                                                          ----            ----                      ----            ----
                                                       (Unaudited)     (Unaudited)               (Unaudited)     (Unaudited)
OPERATING STATISTICS                                                                 %                                          %
                                                                                   Change                                     Change
Average Revenue Per Loaded Mile*                        $1.432           $1.380     3.8%            $1.431          $1.365     4.8%

Average Revenue Per Total Mile*                         $1.277           $1.239     3.1%            $1.274          $1.216     4.8%

Empty Mile Factor                                        10.7%            10.2%     4.9%             10.9%           10.9%     0.0%

Average Miles Per Tractor                               28,763           28,717     0.2%            55,653          56,038    -0.7%

Average Length of Haul                                     520              536    -3.0%              526             537     -2.0%

Shipments                                              109,724           92,305                    206,483         177,058

Operating Ratio**                                        81.7%            83.4%                      82.7%           84.1%

Average Tractors - Total                                 2,222            1,917                      2,187           1,904

Tractors - End of Quarter:
    Company                                              2,033            1,749                      2,033           1,749
    Owner - Operator                                       234              199                        234             199
                                                 --------------   --------------            ---------------  --------------
                                                         2,267            1,948                      2,267           1,948

Trailers - End of Quarter                                5,876            5,021                      5,876           5,021

Net Capital Expenditures, approximate              $20,500,000      $10,500,000                $41,000,000     $12,800,000

Cash Flow From Operations, approximate             $21,700,000      $15,000,000                $40,200,000     $28,700,000

*    Excludes fuel surcharge.

** Operating ratio as reported in this press release is based upon total operating expenses, net of fuel surcharge, as a percentage of revenue, before fuel surcharge. Revenue from fuel surcharge is available on the accompanying statements of income. We measure our revenue before fuel surcharge and our operating expenses net of fuel surcharge because we believe that eliminating this sometimes volatile source of revenue, affords a more consistent basis for comparing our results of operations from period to period.

Knight Transportation, Inc. is a short to medium haul, dry van truckload carrier headquartered in Phoenix, Arizona. The Company serves most of the United States through its regional operations in Phoenix, AZ; Salt Lake City, UT; Portland, OR; Indianapolis, IN; Katy, TX; Gulfport, MS; Charlotte, NC; Memphis, TN, Kansas City, KC; Atlanta, GA; and Denver, CO. The Company transports general commodities, including consumer goods, packaged foodstuffs, paper products, beverage containers, and imported and exported commodities.

This press release may contain statements that might be considered as forward-looking statements or predictions of future operations. Such statements are based on management's belief or interpretation of information currently available. These statements and assumptions involve certain risks and uncertainties. Actual events may differ from these expectations as specified from time to time in filings with the Securities and Exchange Commission.


Contacts: Kevin P. Knight, Chairman & CEO, or Tim Kohl, CFO, at (602) 269-2000